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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

FVCBankcorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 22, 2019

To the Shareholders:

        The Annual Meeting of Shareholders of FVCBankcorp, Inc. (the "Company") will be held at:

The Waterford at Fair Oaks
12025 Lee Jackson Memorial Highway
Fairfax, Virginia 22033

on May 22, 2019 at 4:30 p.m. for the following purposes:

  (1)
  To elect twelve (12) persons as directors of the Company for a one year term extending until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified;

  (2)
  To ratify the appointment of Yount, Hyde & Barbour, P.C., as the Company's independent registered public accounting firm to audit the financial statements of the Company for the year ended December 31, 2019; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record as of the close of business on April 2, 2019 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Secretary

April 12, 2019

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the meeting.

FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030

ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement

 INTRODUCTION

        This proxy statement is being sent to shareholders of FVCBankcorp, Inc., a Virginia chartered corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 4:30 p.m. on May 22, 2019, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

  (1)
  To elect twelve (12) persons as directors of the Company for a one year term extending until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified;

  (2)
  To ratify the appointment of Yount, Hyde & Barbour, P.C., as the Company's independent registered public accounting firm to audit the financial statements of the Company for the year ended December 31, 2019; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The meeting will be held at:

The Waterford at Fair Oaks
12025 Lee Jackson Memorial Highway
Fairfax, Virginia 22033

        This proxy statement and proxy card are being sent to shareholders of the Company on or about April 12, 2019. A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, which includes our audited financial statements, also accompanies this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 22, 2019

The proxy statement and the Company's annual report on Form 10-K are available at www.investorvote.com/FVCB

 VOTING RIGHTS AND PROXIES

Voting Rights

        Only shareholders of record at the close of business on April 2, 2019 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, there were 13,764,230 shares of our common stock, par value $0.01 per share, outstanding, held by approximately 563 shareholders of record and 1,037 beneficial shareholders. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

        Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of each of the nominees for election as directors and FOR ratification of the appointment of the independent auditors. Management does not know of any matters other than that described in this proxy statement that will be brought before the meeting. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

        The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker, bank or other nominee holder (collectively, a "broker") indicates that it does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter. Under the rules of the New York Stock Exchange applicable to its member firms, such firms will not vote shares on the election of directors unless they receive instructions from the beneficial owners of the shares they hold. If you hold your shares through a broker, it is extremely important that you instruct your record holder how to vote your shares.

        It is important that you vote. If your shares are held in street name, your broker will not vote your shares on important matters if you do not provide them with voting instructions.

        Please sign, date, mark, and promptly return the enclosed proxy in the postage-paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

  •
  by granting a later proxy with respect to the same shares; or

  •
  by delivering written notice to the Secretary of FVCBankcorp, Inc., at the address noted above, prior to the proxy being voted; or

  •
  by voting in person at the meeting.

        Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your broker, you will need an additional document from your broker, called a "legal proxy," to vote in person at the meeting. Please see the voting form provided by your broker for additional information regarding the voting of your shares.

        Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the internet or by telephone. Shareholders should check the voting form or instructions provided by their broker to see which options are available. To revoke a proxy or voting instruction previously submitted electronically, a shareholder may simply submit a new proxy or voting instruction at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy or instruction will be revoked. Please note that your broker may have an earlier deadline for submission of voting instructions than the Company has for the submission of proxies.

        The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has retained Georgeson Inc., a professional proxy solicitor, to assist it, for compensation, with the solicitation of proxies.

 OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2019, for:

  •
  each of our directors and named executive officers individually;

  •
  all of our directors and executive officers as a group; and

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

        We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission ("SEC"). These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, common stock issuable pursuant to equity awards within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner. The percentage of beneficial ownership is based on 13,755,249 shares of common stock outstanding at March 31, 2019.

Name(1)	Common Stock Beneficially Owned	Exercisable Options Included in Common Stock Beneficially Owned	Percentage of Class
Directors
Morton A. Bender	749,760	—	5.45%
Patricia A. Ferrick(2)	176,747	145,309	1.27%
L. Burwell Gunn	120,910	103,210	*
Scott Laughlin	183,671	101,676	1.33%
Thomas L. Patterson	215,994	106,358	1.56%
David W. Pijor(2)	582,170	366,206	4.12%
Devin Satz	180,490	105,873	1.30%
Lawrence W. Schwartz	127,980	89,539	*
Sidney G. Simmonds	99,427	74,075	*
Daniel M. Testa	250,113	114,956	1.80%
Philip R. Wills III	296,398	102,847	2.14%
Steven M. Wiltse	16,532	—	*
Named Executive Officers who are not Directors
B. Todd Dempsey	151,244	131,637	1.09%
All directors and executive officers of the Company as a group (18 persons)	3,300,803	1,565,237	21.55%
Five percent shareholders
Nino R. Vaghi(3)	737,994	15,553	5.36%

*
Percentage ownership is less than one percent of the outstanding shares of common stock.

(1)
Except for Mr. Vaghi, the business address of each named person is c/o FVCBankcorp, Inc., 11325 Random Hills Road, Suite 240, Fairfax, VA 22030.

(2)
Mr. Pijor and Mrs. Ferrick are also named executive officers.

(3)
Based solely upon information reported in a Schedule 13G filed with the Securities and Exchange Commission on October 2, 2018 by Nino R. Vaghi Foundation, Nino R. Vaghi Revocable Trust and Nino R. Vaghi. The address of each of Mr. Vaghi and the foundations is 4225 Dresden Street, Kensington, Maryland, 20895.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who beneficially own more than 10% of the outstanding shares of common stock, to file with the SEC reports of ownership and changes in ownership of shares of common stock. Reporting persons under Section 16(a) are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and officers in this process. Based upon a review of SEC Forms 3, 4, and 5 and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed, we believe that all Section 16 (a) filing requirements applicable to our executive officers and directors were timely met during the year ended December 31, 2018. There were no beneficial owners of more than 10% of our common stock of which the Company was aware during the year ended December 31, 2018.

 PROPOSAL 1
ELECTION OF DIRECTORS

        The Governance and Nominating Committee of the Board of Directors recommended to the Board of Directors and the Board of Directors nominated the nominees for election as directors. Twelve (12) directors will be elected at the meeting for a one year period until the 2020 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director.

        Vote Required and Recommendation of the Board of Directors.    Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received.

        The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors, as well as the particular experience, qualifications, attributes or skills that led the Board to conclude that each should serve as a director.

        Morton A. Bender, 86, joined as a director in October 2018 as a result of the Company's acquisition of Colombo Bank, where he served as Chairman, President and principal owner. Mr. Bender, retired from active employment, also is a real estate developer, investor and philanthropist. As a director, Mr. Bender brings extensive experience in real estate, investment and general business matters with strong ties to the Washington, D.C. area business community. Mr. Bender had been a director of Colombo Bank ("Colombo") from 2002 until it was acquired by the Company in October 2018 and was a director of Independence Federal Savings Bank and was the majority stockholder of Independence Federal Savings Bank prior to its merger with Colombo in November 2013.

        Patricia A. Ferrick, 56, has served as President of the Company and its wholly owned subsidiary, FVCbank (the "Bank") since June 2017, and previously served as Executive Vice President and Chief

Financial Officer since the Bank's organization in 2007. Prior to joining the Bank, Ms. Ferrick served as Executive Vice President and Chief Financial Officer at both Potomac Bank of Virginia (2004-2006) and Southern Financial Bancorp, Inc. (2000-2004). Ms. Ferrick worked for KPMG (formerly Peat Marwick) as an auditor and obtained her CPA license before serving as an internal auditor and later controller at various banks in the Washington, D.C. area. Ms. Ferrick has served as a director of Ronald McDonald House Charities of Washington, D.C. from 2011 to 2017, and has served as a director of the Virginia Association of Community Banks from 2017 to 2018. Ms. Ferrick joined the Board of Directors in 2017.

        L. Burwell Gunn, 73, is currently the Vice Chairman of the Board of Directors, and served as President and Vice Chairman of the Board of Directors from 2008 to 2014 and as Chief Operations Officer from 2008 until his retirement in 2012. Mr. Gunn is also the lead director of the Board of Directors and has served in that role since it was established in 2018. Prior to joining the Bank, he was Senior Vice President, Senior Lender and Not for Profit Division Head at Commerce Bank from 2005 to 2008 and Managing Director for Provident Bank for Metro Washington and Richmond from 2002 to 2005. Mr. Gunn founded Cardinal Financial Corporation, and has held various other senior commercial lending positions. Mr. Gunn has over 42 years of banking experience.

        Scott Laughlin, 50, has served as a director since 2010. Mr. Laughlin has served as a board member of Arlington-based LM&O Advertising since 2002 and has been an executive of LM&O Advertising since 2008. From 2013 to 2016, Mr. Laughlin served as venture partner with Ardent Capital, a private equity firm focused on investments in Southeast Asia. He is an entrepreneur and venture investor who has participated in several notable emerging technology company successes, including LinkExchange, Zappos.com, Xythos Software and TellMe Networks. He is a graduate of Princeton University.

        Thomas L. Patterson, 67, has served as a director since organization of the Bank in 2007. Mr. Patterson practiced commercial and real estate law and general business law in Virginia, Maryland, and the District of Columbia for over 30 years until his retirement in 2010. He graduated magna cum laude from Bucknell University, and is a graduate of the Georgetown University Law Center. Mr. Patterson was an organizing director, board member and member of the audit committee of James Monroe Bank from 1998 until its sale to Mercantile Bankshares Corporation in 2006.

        David W. Pijor, 66, has served as Chairman and Chief Executive Officer since the organization of the Bank in 2007, and also served as President from 2014 to 2017. Mr. Pijor was the founding Chairman of the Board of Directors of James Monroe Bank and was instrumental in guiding James Monroe Bank through all stages of its successful history, from its initial organization through its sale to Mercantile Bankshares Corporation. Prior to becoming Chairman and Chief Executive Officer, Mr. Pijor was an attorney practicing corporate and tax law in Fairfax, Virginia for over 29 years. Mr. Pijor graduated from the University of Michigan, with honors in economics with high distinction and is a graduate of Georgetown University Law Center.

        Devin Satz, 65, has served as a director since the organization of the Bank in 2007. Mr. Satz, currently retired, was the founder and, until its sale to IMS Health Incorporated in 2005, the President and Chief Executive Officer of Synchronous Knowledge, Inc., a health service research company analyzing electronic medical records for, among other clients, the U.S. Air Force. In 2016, Mr. Satz cofounded Drey Capital Group LLC to make the benefits of captive insurance available to small and mid-sized businesses. Among Mr. Satz's academic achievements are degrees in biology and electrical engineering from Case Western Reserve University and Cleveland State University and a master's degree in biomedical engineering from Duke University.

        Lawrence W. Schwartz, 64, has served as a director since the organization of the Bank in 2007. Mr. Schwartz is a certified public accountant who has operated CPA firms since 1984, and has been a partner with PBMares LLP, an accounting and business advisory firm, and its predecessor firms since 2013. Mr. Schwartz was a founding director and Chair of the audit committee for BankAnnapolis from

1990 until its sale in 2013. He also served from 1997 to 2014 as an adjunct professor of accountancy at George Washington University. He received his BS in Business at the University of Florida and an MBA from The George Washington University.

        Sidney G. Simmonds, 62, joined the Board of Directors in 2012 in connection with the Bank's October 2012 acquisition of 1st Commonwealth Bank of Virginia, where he was Chairman of the Board of Directors. Mr. Simmonds has been the President of Simmonds & Klima, Ltd., a Certified Public Accounting and business consulting firm in Arlington, Virginia since 1981. Mr. Simmonds is Vice Chairman of the Virginia Hospital Center Health Care System.

        Daniel M. Testa, 72, has served as a director since the organization of the Bank in 2007. Mr. Testa was previously the owner, President and Chief Executive Officer of TCI, a leading full service voice and data systems integration company, serving the Washington, D.C. metropolitan area since 1980 until its sale in 2016 and has since served as a consultant for TCI's executive team. Mr. Testa has been the Chairman and Chief Executive Officer of People 2 People of D.C., LLC, an Executive Level Networking/Consulting firm since 2015. Mr. Testa graduated from Quinnipiac University with a Bachelor of Science in marketing.

        Philip R. Wills, III ("Trey"), 52, has served as a director since 2010. Mr. Wills is a third generation real estate developer based in the Washington, D.C. metropolitan area with Wills Companies where he has been Principal since its formation in 1992. Mr. Wills brings more than 30 years of real estate knowledge to the Bank. His broad range of expertise includes project financing, land development, property sales and acquisitions, leasing, property management and construction management, across all market segments.

        Steven M. Wiltse, CPA, 62, joined the Board of Directors in 2017. Mr. Wiltse has been a retired Partner of BDO USA, LLP since 2014 and previously a Partner with the public accounting firm Argy, Wiltse, Robinson, P.C., from its organization in 1991 until to its acquisition by BDO USA, LLP. in November 2012, He served as a board member of Cardinal Bank from 2012 until 2017 when it was acquired by United Bank, and was also a director of EagleBank from 2010 to 2011.

The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Board of Directors.

 EXECUTIVE OFFICERS

        The following information set forth the names, ages, principal occupations and business experience for the past five years for all executive officers. Such information with respect to David W. Pijor and Patricia A. Ferrick, is set forth above in "Proposal 1—Election of Directors' section.

Name	Age	Position
William G. Byers	57	Chief Lending Officer and Executive Vice President of the Company and Bank
Jennifer L. Deacon	44	Chief Financial Officer and Executive Vice President of the Company and Bank
B. Todd Dempsey	61	Chief Operating Officer and Executive Vice President of the Company and Bank
Sharon L. Jackson	59	Chief Deposit Officer and Executive Vice President of the Bank
Gilbert F. Kennedy, III	60	Executive Vice President/Regional President of the Bank for the Maryland and D.C. Region
Michael Nassy	44	Chief Credit Officer and Executive Vice President of the Company and Bank

Background and Experience of Executive Officers

        William G. Byers serves as Executive Vice President and Chief Lending Officer of the Company and the Bank. Prior to joining the Bank in 2011, Mr. Byers worked with Middleburg Bank, Wachovia Bank and Citibank in the area of commercial real estate finance. Mr. Byers holds a BA in Political Science from Pennsylvania State University and an MS in Business Administration from Strayer University in Washington, D.C. Mr. Byers serves as Director of the Loudoun County Economic Development Authority and Loudoun Water.

        Jennifer L. Deacon has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since September 2017. Prior to joining the Company, she served as Executive Vice President and Chief Accounting Officer of Cardinal Financial Corporation, and its subsidiary, Cardinal Bank since June 2013. Ms. Deacon served in progressively senior roles at Cardinal Bank since joining that institution in 1998. Ms. Deacon is a licensed CPA and holds a BS in Accounting and an Executive MBA from George Mason University.

        B. Todd Dempsey currently serves as Executive Vice President and Chief Operating Officer of the Company and the Bank. A founding Officer of the Bank, Mr. Dempsey oversees the support functions of the Bank including IT, deposit operations, compliance and facilities management. During his 37-year banking career, Dempsey served in various management and credit related functions, last as Senior Vice President at United Bank. An active community member, Dempsey enjoys coaching youth sports and supporting Rotary International activities.

        Sharon L. Jackson currently serves as Executive Vice President and Chief Deposit Officer of the Company and the Bank, leading the retail, business development and cash management teams. Prior to joining the Bank in 2016, Ms. Jackson held various positions with Virginia financial institutions but most recently served as Executive Vice President, Director of Business Development for MainStreet Bank from 2009 until 2016. She currently serves on the Board of Directors of the Central Fairfax Chamber of Commerce and on the board of Foundation Fighting Blindness. Ms. Jackson is a graduate of University of Virginia Bankers School of Bank Management and ICBA Executive Leadership Program.

        Gilbert F. Kennedy, III, serves as Executive Vice President/Regional President of Maryland and D.C. of the Bank since October 2018. He was previously the Chief Executive Officer and Director of Colombo, a position that he held from July 2012 until October 2018, when the Bank acquired Colombo. Mr. Kennedy is a 38-year veteran of the banking industry. Prior to joining Colombo, Mr. Kennedy served as Chief Special Asset Officer of Essex Bank, where he was instrumental in Essex Bank's efforts to be relieved of their written agreement with the Federal Reserve. Mr. Kennedy held senior level positions at Bay National Bank (June 2005 to October 2009), Susquehanna Bank (February 2002 to December 2004), Provident Bank (January 1998 to February 2002) and Signet Bank (1980 to 1997). Mr. Kennedy is knowledgeable in all aspects of commercial and real estate lending, equipment finance, asset-backed lending and problem asset resolution work. Mr. Kennedy received his BA and MBA from Loyola University Maryland.

        Michael G. Nassy serves as Chief Credit Officer and Executive Vice President of the Company and the Bank. Prior to joining the Bank in 2012, Mr. Nassy worked at City First Bank of D.C. N.A., National Cooperative Bank, and Wachovia Bank. Mr. Nassy is responsible for setting the credit culture for the Bank and overseeing all credit-related activities and loan policies and procedures. Mr. Nassy holds a BS in Management from St. John's University and serves as an honorary board member for N Street Village and incoming board member for The Risk Management Association.

 CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

General

        The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Board Leadership Structure

        Our Board of Directors does not have a policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our board's view that rather than having a rigid policy, the Board of Directors, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Since our formation, the positions of Chairman and Chief Executive Officer have been combined and held by Mr. Pijor. We believe this board leadership structure is the most appropriate because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. Mr. Pijor is not considered to be "independent" under Nasdaq rules.

        Because the Chairman of the Board is not an independent director, we have a separate lead independent director who organizes and presides at sessions of our independent directors. Currently, Mr. Gunn serves as our lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Pijor present.

Board Oversight of Risk Management

        Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks we face.

        Our full Board of Directors oversees our risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our full Board of Directors also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management. The Audit Committee of our Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board of Directors has primary responsibility for, among other things, reviewing and recommending compensation arrangements with our Chief Executive Officer and other executive officers; administering equity compensation plans; and reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers. The Governance and Nominating Committee of our Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.

        Our executive management team is responsible for implementing and reporting to our Board of Directors regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our executive management team is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

        The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with the members of our executive management team having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Director Independence

        Under the rules of Nasdaq, a majority of the members of the Board of Directors must be "independent directors." The rules of Nasdaq, as well as those of the SEC, impose several requirements with respect to the independence of our directors. Our Board of Directors has affirmatively determined that each director, other than Mr. Pijor and Ms. Ferrick, is an "independent director" as that term is defined in Rule 5605(a)(2) of the Nasdaq rules. The Board of Directors has also determined that the members of the Audit Committee and Compensation Committee are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the Nasdaq rules. In making these determinations, the Board of Directors considered the banking relationships with directors and their related interests which we enter into in the ordinary course of our business, the arrangements which are disclosed under "Executive Compensation—Certain Relationships and Related Transactions," and the compensation arrangements described under "Executive Compensation" and "Director Compensation."

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at www.fvcbank.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq rules.

Meeting Attendance

  Board and Committee Meetings

        The Board of Directors holds regular meetings each year, including an annual meeting. During 2018, the Board of Directors held 12 regular meetings and two special meetings. Each director attended at least 75% of the aggregate of the 2018 meetings of the Board of Directors and its committees on which he or she served, with the exception of Mr. Bender who attended 67% of the regular meetings of the Board of Directors during his tenure on the Board of Directors.

  Executive Sessions

        Independent directors meet periodically outside of regularly scheduled Board meetings. L. Burwell Gunn serves as our Lead Director and oversees the meetings. The Independent directors did not meet during 2018 as the Governance and Nominating Committee was formed in late 2018.

  Annual Meeting of Shareholders

        We encourage the members of our Board of Directors to attend the Annual Meeting of Shareholders. At last year's Annual Meeting of Shareholders, four of our directors were unable to attend.

Board Committees

        Our Board of Directors has established three standing committees in connection with the discharge of its responsibilities—the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These committees perform the same functions for the Bank. Our Board of Directors also maintains the authority to appoint additional committees to perform certain management and administrative functions. Our board has adopted written charters for each of these committees, a copy of which is available on our website at www.fvcbank.com. As necessary from time to time, special committees may be established by our Board of Directors to address certain issues.

        Audit Committee.    Our Audit Committee consists of Messrs. Laughlin, Schwartz (Chair) and Simmonds, each of whom is a nonemployee member of our Board of Directors. Our Audit Committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; selecting our independent public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent accounting firm; assisting our board in ensuring compliance with laws, regulations, policies and procedures; and overseeing the effectiveness of our risk management structure and systems. The Audit Committee has the authority to retain special counsel and other advisors to assist in carrying out its responsibilities.

        Our Board of Directors has affirmatively determined that each of Messrs. Laughlin, Schwartz and Simmonds satisfies the requirements for independence as an audit committee member and that all satisfy the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Mr. Schwartz qualifies as an "audit committee financial expert" as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq. The Audit Committee met seven times during the year ended December 31, 2018.

        Compensation Committee.    Our Compensation Committee consists of Messrs. Patterson, Testa (Chair) and Wills, each of whom is a nonemployee member of our Board of Directors. The committee is responsible for, among other things, reviewing and recommending compensation arrangements with our Chief Executive Officer and other executive officers; administering equity compensation plans; and reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee has retained the services of an independent compensation consultant, Compensation Advisors, to review executive compensation benchmarking, peer review and provide a recommendation with respect to our executive compensation. The Compensation Committee reviews and recommends to the Board of Directors the compensation for all of our executive officers.

        Our Board of Directors has affirmatively determined that each of Messrs. Patterson, Testa and Wills satisfies the requirements for independence under the rules of Nasdaq and the SEC, and as a "non-employee director" for purposes of the Exchange Act Rule 16b-3. The Compensation Committee met three times during the year ended December 31, 2018.

        Governance and Nominating Committee.    Our Governance and Nominating Committee consists of Messrs. Gunn (Chair), Testa and Wiltse, each of whom is a nonemployee member of our Board of

Directors. The committee is responsible for, among other things, identifying and recommending to our Board of Directors qualified individuals to become directors; recommending candidates for election to our board to fill vacancies; and assisting our board in establishing and maintaining effective corporate governance practices. The Nominating Committee has the authority to retain special counsel and other advisors to assist in carrying out its responsibilities.

        Our Board of Directors has affirmatively determined that each of Messrs. Gunn, Testa and Wiltse satisfies the requirements for independence under the rules of Nasdaq and the SEC for purposes of nominating committee service. The Governance and Nominating Committee did not meet during 2018 as this is a newly formed committee to the Board of Directors.

Director Compensation

        The following table sets forth information regarding compensation paid to non-employee directors of the Company during the year ended December 31, 2018 for service as members of our boards of directors and committees. Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation(4)	Total
Morton A. Bender	$10,350	$—	$—	$10,350
L. Burwell Gunn	53,100	—	—	53,100
Scott Laughlin	46,200	—	—	46,200
Thomas L. Patterson	54,550	—	—	54,550
Devin Satz	44,900	—	—	44,900
Lawrence W. Schwartz	55,550	—	—	55,550
Sidney G. Simmonds	45,100	—	—	45,100
Daniel M. Testa	45,300	—	—	45,300
Philip R. Wills, III	50,050	—	—	50,050
Steven Wiltse	50,200	—	—	50,200

        During 2018, non-employee directors are entitled to receive compensation as follows: (i) an annual retainer of $35,000; (ii) a payment for attendance at each board meeting of $800; (iii) payments for attendance at each Director Loan Committee, Audit Committee, Asset-Liability Management Committee and Compensation Committee of $350, $300 ($400 for Committee Chairperson), $200 and $1,000 ($2,000 for Committee Chairperson), respectively.

Communications with the Board of Directors

        Shareholders and other interested parties may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Corporate Secretary will be forwarded to the specified party. The Corporate Secretary will forward any correspondence that deals with the functions of the Board of Directors or its committees or any other matter that would be of interest to the Board. Otherwise, the communication will be forwarded to the appropriate department for further handling. Shareholder communications to the Board of Directors should be sent to:

Patricia A. Ferrick, Secretary
FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee will be or have been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

 EXECUTIVE COMPENSATION

        As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our "named executive officers."

        The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package.

        Our named executive officers for 2018 are:

  •
  David W. Pijor, Chairman and Chief Executive Officer;

  •
  Patricia A. Ferrick, President; and

  •
  B. Todd Dempsey, Executive Vice President and Chief Operating Officer.

Summary Compensation Table

        The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2018 and December 31, 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	All Other Compensation(2)	Total
David W. Pijor, Chief Executive	2018	$577,500	$650,000	$—	$—	$45,762	$1,273,262
Officer	2017	505,833	550,000	157,950	—	43,478	1,257,261
Patricia A. Ferrick, President(3)	2018	336,667	150,000	—	—	12,683	499,350
	2017	288,375	75,000	105,300	—	8,197	476,872
B. Todd Dempsey, EVP & Chief	2018	270,899	50,000	—	—	10,241	331,140
Operating Officer	2017	257,133	60,000	87,750	—	9,127	414,010

(1)
Represents the grant date fair value of awards of time vested restricted stock units granted on December 22, 2017 for performance during the year indicated. The fair value of $17.55 was determined in accordance with FASB ASC Topic 718, based on the closing price on December 22, 2017.

(2)
Other compensation consisted of the following items:

Name	Year	Car Allowance	Insurance Premiums	401(k) Matching Contributions	Total
David W. Pijor	2018	$12,000	$27,231	$6,531	$45,762
	2017	$12,000	22,028	9,450	43,478
Patricia A. Ferrick	2018	—	1,393	11,290	12,683
	2017	—	1,006	7,191	8,197
B. Todd Dempsey	2018	—	1,687	8,554	10,241
	2017	—	1,441	7,686	9,127
(3)
Ms. Ferrick was promoted to her current position in June 2017.

Narrative Discussion of Summary Compensation Table

        Over the last several years, we have compensated our named executive officers through a combination of base salary, cash bonuses, equity based instruments, including stock option awards and restricted stock units, and other benefits including perquisites. Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of our Bank. The compensation of the named executive officers in the Summary Compensation Table is not necessarily indicative of how we will compensate our named executive officers in the future. We plan to continue to review, evaluate and modify our compensation framework to ensure that our executive officer compensation packages remain competitive, achieve our desired goals and remain consistent with our compensation philosophy.

        Base Salary.    The base salary of our Chief Executive Officer has historically been reviewed and set annually by the Compensation Committee of the board as part of our performance review process. In establishing the base salary for our Chief Executive Officer, our board has relied on external market data obtained from outside sources. In addition to considering the information from such sources, the board has considered the Chief Executive Officer's:

  •
  scope of responsibility;

  •
  years of experience;

  •
  the types and amount of the elements of compensation to be paid; and

  •
  individual performance and contributions to our performance, including leadership and team work.

        Our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies are also an important considerations in the Chief Executive Officer's compensation.

        Mr. Pijor, Ms. Ferrick and Mr. Dempsey are currently entitled to annual base salaries of $640,000, $400,000 and $283,552, respectively.

        The Compensation Committee recommends to the Board of Directors the compensation of all of our executive officers. The Compensation Committee receives annual evaluations from Mr. Pijor and Ms. Ferrick (other than for themselves) regarding the performance of our executive officers.

        Cash Bonuses.    Our named executive officers are eligible to receive an annual cash bonus. These bonuses are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. These bonuses are subject to the discretion of the Board of Directors each year as to whether and in what amounts they will be paid. Generally, payment of a bonus is contingent upon the performance of the named executive officer and the overall performance of the Bank, including, generally, the satisfaction of minimum performance levels, below which no award will be made.

        2008 Plan.    The Company maintains the Amended and Restated 2008 Stock Incentive Plan, or the 2008 Plan, which was adopted by the Bank and assumed by the Company in connection with the formation of the holding company, to attract, retain, and motivate key officers and directors by providing them with a stake in the success of the Company as measured by the value of its shares.

        The purpose of the 2008 Plan is to advance the interests of the Company by providing directors and selected key employees of the Company with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

        Under the 2008 Plan, incentive stock options, or ISOs, non-incentive stock options, or Non-ISOs and together with ISOs, options, shares of restricted stock and restricted stock units may be awarded to such officers and employees as the Compensation Committee may designate, and Non-ISOs, shares of restricted stock and restricted stock units may be awarded to directors.

        401(k) Plan.    Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2018 and 2017, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and as such make matching contributions of up to 100% of employee salary contribution deferrals up to 1% of pay and 50% of employee salary contributions that exceed 1% but do not exceed 6%, subject to a cap of $55,000 for any employee in 2018. An employee must contribute to receive the matching contribution.

        Health and Welfare Benefits.    Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

        Perquisites.    We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Please refer to the Summary Compensation Table for a description of the types of perquisites provide to our named executive officers.

        We do not maintain any: defined benefit retirement plans, nonqualified deferred compensation programs or arrangements, or any non-equity incentive plans or compensation program for the benefit of our named executive officers or in which they may participate.

Outstanding Equity Awards at Year End

        The following table sets forth, on an award by award basis, information concerning all awards of stock options, and unvested restricted stock and restricted stock units held by named executive officers at December 31, 2018. All options were granted with an exercise price of 100% of market value as determined in accordance with the 2008 Plan. The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, and stock splits effected after the date of such award, but have not otherwise been modified.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Shares or Units of Stock that Have Not Vested(5)
David W. Pijor	34,178	—		$6.40	3/1/2021	6,750	$118,868
	48,827	—		6.91	3/1/2022
	68,358	—		7.17	3/1/2023
	78,125	—		6.95	6/26/2024
	78,125	—		8.56	3/1/2025
	58,593	19,532	(1)	11.52	5/19/2026
Patricia A. Ferrick	13,671	—		$6.40	3/1/2021	4,500	$79,245
	23,437	—		6.91	3/1/2022
	27,343	—		7.17	3/1/2023
	27,343	—		6.95	6/26/2024
	31,250	—		8.56	3/1/2025
	22,265	7,422	(2)	11.52	5/19/2026
B. Todd Dempsey	13,671	—		$6.40	3/1/2021	3,750	$66,038
	23,437	—		6.91	3/1/2022
	25,390	—		7.17	3/1/2023
	25,390	—		6.95	6/26/2024
	27,343	—		8.56	3/1/2025
	16,406	5,469	(3)	11.52	5/19/2026

(1)
These stock option awards were granted on May 19, 2016. Each award vests in substantially equal annual installments, commencing on the grant date. This award completes vesting on May 19, 2019, provided he remains employed with us.

(2)
These stock option awards were granted on May 19, 2016. Each award vests in substantially equal annual installments, commencing on the grant date. This award completes vesting on May 19, 2019, provided she remains employed with us.

(3)
These stock option awards were granted on May 19, 2016. Each award vests in substantially equal annual installments, commencing on the grant date. This award completes vesting on May 19, 2019, provided he remains employed with us.

(4)
Each of the named executive officers received restricted stock units during 2017. The grant date for the restricted stock units to each of the named executive officers is December 22, 2017. The vesting period for each of the restricted stock units is 25% per year on the anniversary of the grant commencing on the anniversary of the grant date.

(5)
Based on the $17.61 closing price of the common stock on December 31, 2018.

Employment Agreements, Change in Control Agreements and Benefit Plans

  Employment Agreement.

        The Bank and Mr. Pijor have entered into an employment agreement dated as of October 1, 2014, pursuant to which he serves in his capacity as Chief Executive Officer of the Bank. The current term of the agreement extends until October 1, 2019. The term will automatically renew for successive one year terms unless either Mr. Pijor or the Bank gives written notice, at least 120 days before the end of the then current term, of an intent not to renew, or if the agreement is otherwise terminated early. Under the agreement, Mr. Pijor receives a current base salary of $640,000 and a bonus based upon a combination of personal performance and Bank performance goals, as determined by the Board of Directors. In the event of termination of the agreement as a result of death or disability, Mr. Pijor or his estate would, for six months following his termination, be entitled to all compensation and benefits which Mr. Pijor would be entitled to receive absent such termination. Mr. Pijor is entitled to participate in the Company's generally available benefit plans, a monthly car allowance of $1,000, and $1,000,000 of Bank paid life insurance.

        In the event of a termination of the agreement by the Bank without cause, as defined in the agreement, and subject to his timely execution and delivery of a general release, and to his continued compliance with certain noncompetition and nonsolicitation provisions of the agreement, Mr. Pijor would be entitled to receive salary at his then current rate and payment of his health insurance premiums under COBRA, to the extent he is eligible for such benefits, for a period of two years.

        In the event that Mr. Pijor's employment is terminated without cause within 120 days immediately prior to and in conjunction with a change in control or within 12 months following consummation of a change in control, or if he terminates his employment within 12 months following consummation of a change in control, because his compensation, benefits, title, duties, responsibilities or position have been materially reduced such that he is not in a comparable position (with materially comparable compensation, benefits, title, duties, responsibilities or position, or is not located within 50 miles of his primary worksite) to the position he held immediately prior to the change in control, then, subject to his timely execution and delivery of a general release, Mr. Pijor would be entitled to receive a lump-sum cash payment equal to 2.99 times the sum of his salary at the highest rate in effect during the 12 months immediately preceding his termination date and cash bonuses received during the 12 months immediately preceding his termination date, subject to reduction to avoid such payments being excess parachute payments.

        Mr. Pijor's agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of two years following his termination or the expiration of the agreement, Mr. Pijor is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank's headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. During such period, he also agrees that he will not directly or indirectly, for himself or any other person, in any capacity, induce or attempt to induce any customer, supplier, officer, director, employee, contractor, consultant, agent or representative of, or any other person that has a business relationship with any Bank entity, to discontinue, terminate or reduce the extent of its, his or her relationship with any Bank entity or to take any action that would disrupt or otherwise be disadvantageous to any such relationship; solicit any customer for the purpose of providing any competitive products or services; or solicit any employee to commence employment with, become a consultant or independent contractor to or otherwise provide services for the benefit of any other competitive business.

  Change in Control Agreement.

        The Company and Ms. Ferrick have entered into a Change in Control Agreement dated as of March 9, 2018. The term of the agreement is three years, and renews on each anniversary of the date of the agreement for an additional one year, unless either party give prior notice of an intention not to renew. In the event that Ms. Ferrick's employment is terminated without cause (as defined in the agreement) beginning on the earlier of (i) the date the Company enters into a definitive agreement for a transaction which would if consummated constitute a change in control, or (ii) three months prior the effectiveness of a change in control, and ending one year after the effectiveness of the change in control, or if (x) as of the effective date of the change in control, Ms. Ferrick has not been offered a position with the surviving or resulting entity following the change in control that is at least comparable (including materially comparable compensation, benefits, title, duties, responsibilities or position, and is located within 35 miles of her primary worksite) to the position she held immediately prior to the effectiveness of the change in control, and (y) she does not accept a position with the surviving or resulting entity which is not a comparable position (other than a temporary position or consulting arrangement with a term of not more than 180 days following the effectiveness of the change in control), then subject to timely execution and delivery of a general release, Ms. Ferrick would be entitled to receive a lump-sum cash payment equal to 1.99 times the sum of (a) her then current base salary and (b) cash bonuses received during the twelve month period immediately preceding her last day of employment, and 12 months of health insurance premiums, subject to reduction to avoid such payments being excess parachute payments.

        Ms. Ferrick's agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of one year following her termination or the expiration of the agreement, Ms. Ferrick is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank's headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. During such period, she also agrees that she will not directly or indirectly, for herself or any other person, in any capacity, induce or attempt to induce any customer, supplier, officer, director, employee, contractor, consultant, agent or representative of, or any other person that has a business relationship with any Bank entity, to discontinue, terminate or reduce the extent of its, his or her relationship with any Bank entity or to take any action that would disrupt or otherwise be disadvantageous to any such relationship; solicit any customer for the purpose of providing any competitive products or services; or solicit any employee to commence employment with, become a consultant or independent contractor to or otherwise provide services for the benefit of any other competitive business.

Certain Relationships and Related Transactions

        The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company's directors, executive officers, and their associates. All of such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to insiders and their related interests require approval by the Bank's Board of Directors, with any interested director not participating. The Company also applies the same standards to any other transaction with an insider. Additionally, loans and other related party transactions involving Company directors must be reviewed and approved by the Audit Committee.

        The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company and their related interests during the year ended December 31, 2018 amounted to $14.8 million, representing approximately 9.3% of the Company's total shareholders' equity at December 31, 2018. In the opinion of our Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. At the time each loan was made, management believed that these loans involved no more than the normal risk of collectability and did not present other unfavorable features. None of such loans were reported as a nonaccrual, past due, troubled debt restructuring or potential problem loan in the Company's financial statement for the year ended December 31, 2018.

 AUDIT INFORMATION

General

        The three members of the Audit Committee are independent as that term is defined in the listing standards of Nasdaq and by regulations of the SEC. The Audit Committee operates under a written charter that the Board of Directors has adopted.

Fees of Independent Registered Public Accountants

        Audit Fees.    The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. ("YHB") for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017, and the review of the financial statements included in our Quarterly Report on Form 10-Q for September 30, 2018, and attestation regarding the accuracy of internal control over financial reporting in accordance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), were $247,659 and $92,750, respectively. The increase year-over-year was a result of the Company registering with the SEC and becoming a member of the Nasdaq Capital Market in 2018.

        Audit-Related Fees.    The aggregate amount of fees billed by YHB for professional services rendered for audit-related services on acquisition accounting and related 382 tax limitations was $2,215 and $0 for the fiscal years ended December 31, 2018 and 2017.

        Tax Fees.    The aggregate amount of fees billed by YHB for professional services rendered in connection with the preparation of our federal and state income tax returns for each of the fiscal years ended December 31, 2018 and 2017 was $6,900 and $6,700, respectively.

        All Other Fees.    YHB did not bill for any other professional services during the fiscal years ended December 31, 2018 and 2017.

        None of the engagements of YHB to provide non-audit services was made pursuant to the de minimis exception to the pre-approval requirement contained in the rules of the SEC and our Audit Committee charter. Audit services may not be approved under the de minimis exception.

Audit Committee Pre-Approval Policies and Procedures

        It is the policy of the Audit Committee that our independent auditor may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval.

        Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

Audit Committee Report

        The Audit Committee is composed of three directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

        Management is responsible for:

  •
  establishing and maintaining our internal control over financial reporting;

  •
  assessing the effectiveness of our internal control over financial reporting as of the end of each year;

  •
  the preparation, presentation and integrity of our consolidated financial statements; and

  •
  complying with laws and regulations and ethical business standards.

        Our independent registered public accounting firm is responsible for:

  •
  performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

  •
  expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

  •
  expressing an opinion as to management's assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting in accordance with FDICIA requirements.

        The Audit Committee is responsible for:

  •
  the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

  •
  monitoring, overseeing and reviewing our accounting and financial reporting processes.

        In this context, the Audit Committee has met and held discussions with management and YHB, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2018 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and YHB, including the scope of the independent registered public accounting firm's responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

        The Audit Committee has discussed with YHB the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1031, "Communication with Audit Committees," and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from YHB relating to the independence of that firm as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with YHB the firm's independence from us. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

        In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with YHB its opinion as to both the effectiveness of our internal control over financial reporting and management's assessment thereof.

        Based upon its discussions with management and YHB and its review of the representations of management and the report of YHB to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Lawrence W. Schwartz, Chairman Scott Laughlin Sidney G. Simmonds

 PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Yount, Hyde & Barbour, P.C. ("YHB") as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2019. YHB has audited the financial statements of the Company since its organization. Representatives of YHB are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

        Vote Required and Recommendation of the Board of Directors.    The affirmative vote of a majority of votes cast on the proposal is required for approval of the ratification of the appointment of the independent public accounting firm.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of YHB as the Company's independent registered public accounting firm.

 ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of our 2018 Annual Report on Form 10-K for the year ended December 31, 2018 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such documents are not part of the proxy solicitation materials.

        Upon receipt of a written request of any persons who, on the record date, was record owner of common stock or who represents in good faith that he or she was on such date the beneficial owner of such stock entitled to vote at the Annual Meeting of Shareholders, we will furnish to such person, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Any such request should be made in writing to Patricia A. Ferrick, Secretary, FVCBankcorp, Inc., at 11325 Random Hills Road, Suite 240, Fairfax, Virginia, 22030

 PROPOSALS FOR 2020 ANNUAL MEETING

        Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2020 annual meeting of shareholders must cause such proposal to be received, in proper form, at our principal executive offices at 11325 Random Hills Road, Suite 240, Fairfax, Virginia 22030, no later than December 12, 2019 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

        Our Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. Under the Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by us not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, except that with respect to an election of directors to be held at a special meeting of shareholders, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders

        Our Bylaws require that the shareholder's notice of a proposed nominee set forth: (i) the name, age, business address and, if known, the residence address of each nominee proposed; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such nominee; (iv) such other information regarding each such nominee as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation l4A under the Securities and Exchange Act of 1934, as amended; (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vi) as to the shareholder making such nomination (a) his name and address as they appear on the stock transfer books of the Company and (b) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by such shareholder. For proposals other than nominations, the shareholder's notice must set forth: (i) the name and address of the shareholder(s) who intends to make the proposal; (ii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such person; (iii) such other information regarding each such proposal as would be required to be included in a proxy statement soliciting proxies for the approval of such proposal pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended; and (iv) a description of all arrangements or understandings between the shareholder(s) and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder(s). If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination or proposal should not be brought before the annual meeting. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Secretary of the Company.

 OTHER MATTERS

        Management is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors
FVCBANKCORP, INC.

Secretary April 12, 2019

[PROXY CARD] FVCBankcorp, Inc. Proxy Solicited by Board of Directors for Annual Meetin - May 22, 2019 David W. Pijor and Patricia A. Ferrick, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FVCBankcorp, Inc., to be held on May 22, 2019, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on the reverse side)

Annual Meeting of Shareholders of FVCBANKCORP, INC. May 22, 2019 Please Detach and Mail in the Envelope Provid Using a black ink pen, mark your votes as in this example. PROPOSALS The Board of Directors recommend a vote FOR all the nominees listed for FOR Proposal 2. 1. Election of Directors: FOR AGAIN ABSTAIN 2. Ratification of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended Deceember 31, 2019. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN PROM Signa Signa Dated: Dated:

QuickLinks

INTRODUCTION
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2019 The proxy statement and the Company's annual report on Form 10-K are available at www.investorvote.com/FVCB
VOTING RIGHTS AND PROXIES
OWNERSHIP OF COMPANY SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AUDIT INFORMATION
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT AND FINANCIAL STATEMENTS
PROPOSALS FOR 2020 ANNUAL MEETING
OTHER MATTERS